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                                                                 EXHIBIT 10.8



                               PUT/CALL AGREEMENT

         THIS PUT/CALL AGREEMENT made and entered into this 30th day of November, 1992 by and between Universal Partners, Inc., a corporation duly organized and existing under the laws of the State of Louisiana ("Universal") and McDermott Incorporated, a corporation duly organized and existing under the laws of the State of Delaware ("McDermott").

                              W I T N E S S E T H:

         WHEREAS, the parties hereto are the only shareholders of Universal Fabricators Incorporated, a Delaware close corporation (the "Company") with Universal owning fifty-one (51%) percent of the Company's outstanding share capital and McDermott owning forty-nine (49%) percent of the Company's outstanding share capital; and

         WHEREAS, Universal and McDermott wish to enter into this Put/Call Agreement relating to the share capital of the Company held by Universal.

         NOW, THEREFORE, in consideration of the premises and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties represent, warrant, covenant and agree as follows:
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         1.      Put Option

                 (a) During the three (3) month periods ending on June 30, 1997, June 30, 1998 and June 30, 1999 (the "Put Option Period"), Universal shall have an option (the "Universal Put Option") to require McDermott to purchase from Universal, for an aggregate purchase price to be determined based on the following formula: (Average of net income of the Company for the prior two (2) fisal years x 4.5) x .51 (the "Put Purchase Price"), all, but not less than all, of the 510 shares of Class "A" common stock, par value $1.00 per share, of the Company which were acquired by Universal from the Company pursuant to a Contribution Agreement (the "Contribution Agreement") of even date herewith (the "510 Shares").

                 (b) Universal may exercise the Universal Put Option by sending written notice to McDermott during the Put Option Period. The closing for the exercise of the Put Option (the "Put Closing") shall be on such date as the parties hereto may agree in writing. At the Put Closing, Universal shall deliver to McDermott a certificate or certificates representing the 510 Shares, with appropriate properly executed stock powers attached, against payment by McDermott of the Put Purchase Price. At the Put Closing, McDermott shall pay the Put Purchase Price to Universal by wire transfer of immediately available funds to an account designated by Universal.

         2.      McDermott Call Option

                 (a) During the three (3) month period ending on June 30, 1999 (the "Call Option Period"), and if the Universal Put Option shall not have been exercised, McDermott shall have an option (the "McDermott Call Option") to purchase all, but not less than all, of the 510 Shares for an aggregate purchase price to be determined based on the following formula: (Average of net income



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of the Company for the prior two (2) fiscal years x 4.5) x .51 (the "Call
Purchase Price").

                 (b) McDermott may exercise the McDermott Call Option by sending written notice to Universal during the Call Option Period. The closing for the exercise of the McDermott Call Option (the "Call Closing") shall take place on such date as the parties hereto may agree in writing. At the Call Closing, Universal shall deliver to McDermott, a certificate or certificates representing the 510 Shares, with appropriate properly executed stock powers attached, against payment by McDermott of the Call Purchase Price. At the Call Closing, McDermott shall pay the Call Purchase Price to Universal by wire transfer of immediately available funds to the account designated by Universal.

         3. Successor Interests. If and to the extent that the 510 Shares shall be converted or otherwise transformed, by operation of law, into any other security, interest or property of any type or form, (collectively, "Other Property"), Universal shall deliver such Other Property (or certificate(s) or appropriate instruments of transfer therefor) to McDermott at the Put Closing or Call Closing, as the case may be, and such delivery shall constitute satisfaction in full of any requirement or condition that Universal deliver certificate(s) for the 510 Shares at the Put Closing or Call Closing, as the case may be.

         4. Representations and Warranties of Universal. Universal hereby represents and warrants to McDermott as follows:

                 (a) Authority. Universal has full legal right, power and authority, without the consent of any other person, to execute and deliver this Put/Call Agreement and to carry out the transactions contemplated hereby. All corporate, shareholder and other acts or proceedings required to be taken by





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Universal to authorize the execution, delivery and performance of this Put/Call
Agreement and the transactions contemplated hereby have been duly and properly taken.

                 (b) Validity. This Put/Call Agreement has been, and the documents to be delivered at the Put Closing or Call Closing, as the case may be, will be, duly executed and delivered and constitute and will constitute lawful, valid and legally binding obligations of Universal, enforceable in accordance with their respective terms except to the extent that such enforceability may be limited by bankruptcy, insolvency, or other similar laws relating to creditors' rights generally and is subject to general principles of equity, including the discretion of a court in granting equitable remedies.
The execution and delivery of this Put/Call Agreement and the consummation of the transactions contemplated hereby does not and will not result in the creation of any Lien (as hereinafter defined) on the 510 Shares or the acceleration of any indebtedness or other obli- gation of Universal and are not and will not be prohibited by, do not and will not violate or conflict with any provision of, and do not and will not constitute a default under or a breach of
(a) the Charter or By-laws of Universal, (b) any contract, agreement or other instrument to which Universal is a party or by which Universal will be a party or by which Universal is or will be bound, (c) any order, write, injunction, decree or judgment of any court or governmental agency, or (d) any law, rule or regulation applicable to Universal, except for violations, conflicts or defaults that would not, in the aggregate or individually, have a material adverse effect on the execution and delivery of this Put/Call Agreement and the consummation of the transactions contemplated hereby, in the case of clauses
(b), (c) and (d) above. No approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental authority is or will be required for





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the execution and deliver by Universal of this Put/Call Agreement or the consummation by Universal of the transactions contemplated hereby.

                 (c) Good Title. If the Universal Put Option or the McDermott Call Option is exercised, as the case may be, then at the Put Closing or the Call Closing, as the case may be, Universal will transfer to McDermott good and marketable title to the 510 Shares free and clear of all claims, liens, pledges, security interests, charges, encumbrances or rights of third parties of any kind (each, a "Lien"), except as any such Lien may be in favor of McDermott.

         5. Representations and Warranties of McDermott. McDermott hereby represents and warrants to Universal as follows:

                 (a) Authority. McDermott has full legal right, power and authority, without the consent of any other person, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. All corporate and other acts or proceedings required to be taken by McDermott to authorize the execution, delivery and performance of this Put/Call Agreement and the transactions contemplated hereby have been duly and properly taken.

                 (b) Validity. This Put/Call Agreement has been, and the documents to be delivered at the Put Closing or Call Closing, as the case may be, will be, duly executed and delivered and constitute and will constitute lawful, valid and legally binding obligations of McDermott, enforceable in accordance with their respective terms except to the extent that such enforceability may be limited by bankruptcy, insolvency, or other similar laws relating to creditors' rights generally and is subject to general principles of equity, including the discretion of a court in granting equitable remedies.
The execution and delivery of this Put/Call Agreement and the consummation of the transactions contemplated





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hereby does not and will not result in the creation of any Lien of any kind or the acceleration of any indebtedness or other obligation of McDermott and are not and will not be prohibited by, do not and will not violate or conflict with any provision of, and do not or will not constitute a default under or a breach of (a) the Charter or By-laws of McDermott, (b) any contract, agreement or other instrument to which McDermott is a party or by which McDermott is or will be bound, (c) any order, write, injunction, decree or judgment of any court or governmental agency, or (d) any law, rule or regulation applicable to McDermott, except for violations, conflicts or defaults that would not, in the aggregate or individually, have a material adverse effect on the execution and delivery of this Put/Call Agreement and the consummation of the transaction contemplated hereby, in the case of clauses (b), (c) and (d) above. No approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and deliver by McDermott of this Put/Call Agreement or such other agreements and instruments or the consummation by McDermott of the transactions contemplated hereby or thereby.

         6.      Miscellaneous.

                 (a) Amendment; Waiver. This Put/Call Agreement may not be modified or amended except by an instrument or instruments in writing signed by all of the parties hereto.

                 (b) Governing Law. This Put/Call Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Louisiana, and the parties hereby irrevocably and unconditionally consent and submit to the in personam jurisdiction of any court located in Lafayette, Louisiana having jurisdiction over all matters relating to this Put/Call





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Agreement.  Each party agrees that service of process in any action or proceeding hereunder may be made upon such party by certified mail, return receipt requested to the address for notice set forth herein. Each party irrevocably waives any objection it may have to the venue of any action, suit or proceeding brought in such courts or to the convenience of the forum and each party irrevocably waives the right to proceed in any other jurisdiction. Final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any party therein described.

                 (c) Headings. The paragraph and other headings contained in this Put/Call Agreement are for reference purposes only and shall not be deemed to be a part of this Put/Call Agreement or to affect the meaning or interpretation of this Put/Call Agreement.

                 (d) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) to the extent receipt is confirmed, by telecopy, facsimile or other electronic transmission service,
(iii) by registered or certified mail (postage prepaid, return receipt requested) or (iv) by a nationally recognized overnight courier service, to the parties at the following addresses:

         If to Universal, to:
         Universal Partners, Inc.
         P.O. Box 11308
         Port Road, Port of New Iberia
         New Iberia, Louisiana 70562
         Attention:  President
         Telecopy:   (318) 365-3711





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         If to McDermott, to:
         McDermott Incorporated
         1010 Common Street
         P.O. Box 60035
         New Orleans, Louisiana 70160-0035
         Attention:   Senior Vice President &
                      Chief Financial Officer
         Telecopy:    (504) 587-5234

         Copy to:
         McDermott Incorporated
         1010 Common Street
         P.O. Box 60035
         New Orleans, Louisiana 70160-0035
         Attention:   Vice President, Secretary and General Counsel
         Telecopy:    (504) 587-5237


or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

                 (e) Binding Effect; Assignment. This Put/Call Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns. Except as otherwise provided herein, no assignment of this Put/Call Agreement or of any rights or obligations hereunder may be made by (by operation of law or otherwise) without the prior written consent of McDermott and any attempted assignment without the required consent shall be void.

                 (f) Counterparts. This Put/Call Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original





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instrument, but all of which together shall constitute one and the same instrument.

                 (g) No Sale or Lien. During the period commencing on the date hereof and ending on June 30, 1999 Universal shall not sell, transfer, enter into any agreement to sell or transfer, or enter into any option agreement or otherwise create or allow to be created any Lien relating to the 510 Shares.

                 (h) Enforcement of the Put/Call Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Put/Call Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Put/Call Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.


                 (i) Conditions Precedent. The obligation of McDermott to purchase the 510 Shares at the Put Closing or Call Closing, as the case may be, is subject to, inter alia, the negotiation of a definitive Stock Purchase Agreement and a satisfactory due diligence review of the Company.


                 (j) Entire Agreement. This Put/Call Agreement contains the entire agreement between the parties relating to the 510 shares and all prior negotiations and agreements are merged into this Put/Call Agreement. Whenever appropriate in this Put/Call Agreement personal pronouns shall be deemed to include the other genders and the singular to include the plural.





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                 (k)      Defined Terms.  All capitalized terms used herein but
not defined shall have the meaning attributed to them in the Contribution Agreement.


         IN WITNESS WHEREOF, the parties have executed and delivered this Put/Call Agreement as of the date first above written.


                                              UNIVERSAL PARTNERS, INC.


                                     By:   /s/ Dailey J. Berard
                                        -------------------------------------

                                     Title:     President
                                           ----------------------------------


                                              McDERMOTT INCORPORATED

                                     By:   /s/ Brock A. Hattox
                                        -------------------------------------

                                     Title:    Senior Vice-President and
                                           ----------------------------------
                                               Chief Financial Officer
                                           ----------------------------------






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